UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On or about December 10, 2015, BioMed Realty Trust, Inc. (the “Company”) mailed a definitive proxy statement relating to a special meeting of stockholders of the Company scheduled to be held on January 21, 2016, for the purpose of acting on the following matters: (i) to consider and vote on a proposal to approve the merger of the Company with and into BRE Edison L.P., which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 7, 2015 and as may be amended from time to time, among the Company, BioMed Realty, L.P., BRE Edison Holdings L.P. (“Parent”), BRE Edison L.P. and BRE Edison Acquisition L.P., which we refer to as the merger agreement, (ii) to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger and (iii) to consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

As described in the definitive proxy statement under the heading “The Mergers — Litigation Relating to the Mergers,” four purported class action lawsuits related to the merger agreement were filed in the Circuit Court for Baltimore City, Maryland, which were subsequently consolidated into a single proceeding captioned In Re BioMed Realty Trust, Inc. Shareholder Litigation, No. 24-C-15-005173 (the “Maryland Action”). On January 5, 2016, the Company, each of the members of the Company’s board of directors, Morgan Stanley, Parent and The Blackstone Group L.P. (“Blackstone”) entered into a Memorandum of Understanding (the “MOU”) with the plaintiffs in the Maryland Action, which sets forth the parties’ agreement in principle to a settlement of that action. As explained in the MOU, the Company, the members of the Company’s board of directors, Morgan Stanley, Parent and Blackstone have agreed to the settlement solely to avoid the expense, disruption, and distraction of further litigation and without admitting any liability or wrongdoing. The MOU contemplates that the parties will seek to enter into a stipulation of settlement providing for the certification of a mandatory non-opt-out class, for settlement purposes only, that includes any and all record and beneficial owners of the Company’s common stock (excluding defendants, their subsidiary companies, affiliates, assigns, and members of their immediate families) during the period beginning on October 7, 2015, through the effective date of the consummation of the merger, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them and a global release of claims relating to the merger as set forth in the MOU. The claims will not be released until such stipulation of settlement is approved by the Circuit Court for Baltimore City, Maryland. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. The settlement will not affect the consideration to be received by the Company’s stockholders in connection with the merger.

As part of the settlement, the Company agreed to make certain additional disclosures related to the merger, which are set forth in this filing. The additional information is set forth below and should be read in conjunction with the definitive proxy statement. Nothing in this filing shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

The disclosures below should be read in connection with the definitive proxy statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the definitive proxy statement, the information contained herein supersedes the information contained in the definitive proxy statement. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement.

The following supplemental disclosure is added following the third sentence of the third full paragraph on page 38 of the definitive proxy statement concerning the Background of the Mergers:

Party B’s proposal indicated that it would permit the Company to pay its regular quarterly dividend of up to $0.26 per share and any other dividends to the extent reasonably necessary to preserve its REIT status, that it planned to consult with the Company’s senior management with respect to transaction and integration activities and that it would welcome to the combined company’s board of directors two individuals from the Company’s current board of directors to leverage their leadership and insight in the strategic alignment of the combined companies following a potential merger with Party B.

The following supplemental disclosure is added following the last sentence of the third full paragraph on page 38 of the definitive proxy statement concerning the Background of the Mergers:

Party C’s proposal also indicated that it would permit the Company to pay its normal quarterly dividend leading up to the closing of a potential merger with Party C, subject to an alignment mechanism that provided neither company’s stockholders with a windfall or shortfall, and that Party C hoped and expected that the combined company would retain many of the Company’s key executives and personnel, under terms of employment mutually satisfactory to the Company and Party C. Party C further indicated that substantive fundamental valuation work remained to be completed, and that its specific bid would depend on those results.

The following supplemental disclosure is added following the third sentence of the fifth paragraph on page 39 of the definitive proxy statement concerning the Background of the Mergers:

During this discussion, Morgan Stanley adjusted Party B’s offer from $22.00 to $22.26 per share and Party C’s offer from $23.00 to $23.26 per share for purposes of comparing these offers to Blackstone’s offer of $23.75 per share plus the daily dividend accrual from and after January 1, 2016, to take into account the fact that Blackstone’s offer contemplated that no dividend would be paid in the fourth quarter of 2015. Representatives from Morgan Stanley also noted that Party C indicated that its board of directors had discussed its offer the day before and that it could be in a position to sign a merger agreement in the next one to two weeks, and that Party B indicated that the transaction had not been submitted for approval to its board of directors but that it could be in a position to sign a merger agreement by October 12, 2015.

The following supplemental disclosure is added immediately prior to the last sentence of the first partial paragraph on page 40 of the definitive proxy statement concerning the Background of the Mergers:

The board then discussed the current macro-economic environment, state of the REIT industry and state of the Company, including, among other things, the Company’s anticipated capital requirements, the Company’s stock price performance, the recent downgrade of the Company’s debt relating to publicly disclosed rumors of a potential change-in-control, challenges with respect to selling or joint venturing certain Company properties, real estate capitalization rates, stock price performance and capital raising by life science companies and the overall macro-economic environment, including anticipated trends in overall economic activity.

The following supplemental disclosure amends and restates in its entirety the subsection under the heading “Financial Projections” on page 45 of the definitive proxy statement concerning Forward-Looking Financial Information:

The following tables summarize the financial projections that were provided to our board of directors, Morgan Stanley and Raymond James, and Blackstone (as well as other potential buyers), in connection with the evaluation of a possible transaction. The first table consists of base case projections, which assume certain levels of future acquisitions, new development starts, structured finance loan originations and other investments, dispositions, and equity and debt issuances by the Company. The second table consists of static projections, which assume no future acquisitions (other than pending acquisitions under contract at that time), new development starts, structured finance loan originations or other investments, dispositions, or equity issuances by the Company. The footnotes apply to both tables.

	Projections(1)
	2015(2)	2016	2017	2018	2019	2020
Income Statement
Total Revenue	$681	$761	$862	$921	$1,031	$1,092
Rental Revenues	$483	$546	$613	$653	$731	$774
Adjusted EBITDA(3)	$473	$450	$522	$565	$648	$684
GAAP NOI (4)	$446	$505	$577	$620	$704	$740
Cash NOI (5)	$411	$495	$563	$605	$687	$732
General and Administrative	$61	$54	$56	$59	$61	$64
Interest Expense, net	$92	$112	$135	$147	$161	$178
Funds From Operations(6)	$368	$340	$390	$421	$492	$512
Core Funds From Operations(6)	$370	$342	$390	$422	$492	$512
Normalized Core Funds From Operations(6)	$289	$337	$377	$400	$465	$482
Normalized Core Adjusted Funds from Operations(6)	$228	$289	$324	$346	$397	$419

Balance Sheet
Gross Real Estate Investments	$7,154	$7,893	$8,425	$8,959	$9,558	$10,098
Total Assets, Net	$6,741	$7,310	$7,668	$8,027	$8,448	$8,808
Total Assets, Gross	$7,853	$8,593	$9,125	$9,660	$10,259	$10,800
Total Debt	$3,354	$3,690	$3,927	$4,155	$4,333	$4,549

	Projections(1)
	2015(2)	2016	2017	2018	2019	2020
Income Statement
Total Revenue	$681	$754	$840	$866	$926	$940
Rental Revenues	$483	$543	$604	$624	$667	$675
Adjusted EBITDA(3)	$473	$444	$501	$516	$559	$557
GAAP NOI(4)	$446	$500	$560	$577	$624	$625
Cash NOI(5)	$411	$492	$554	$576	$624	$634
General and Administrative	$61	$54	$56	$59	$61	$64
Interest Expense, net	$92	$118	$142	$146	$148	$153
Funds From Operations(6)	$368	$326	$361	$372	$415	$409
Core Funds From Operations(6)	$370	$328	$361	$372	$415	$409
Normalized Core Funds From Operations(6)	$289	$328	$361	$372	$415	$409
Normalized Core Adjusted Funds from Operations (6)	$228	$280	$311	$323	$357	$361

Balance Sheet
Gross Real Estate Investments	$7,154	$7,704	$7,866	$7,935	$8,068	$8,143
Total Assets, Net	$6,741	$7,122	$7,114	$7,013	$6,978	$6,882
Total Assets, Gross	$7,853	$8,404	$8,566	$8,636	$8,770	$8,845
Total Debt	$3,354	$3,788	$3,797	$3,711	$3,665	$3,573

(1)	Dollar amounts in millions.

(2)	Forecast for 2015 includes actual balances and results as of and for the six months ended June 30, 2015.

(3)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in the Partnership, (b) losses from sales of real estate, (c) executive severance and (d) deferred revenue, and by subtracting from EBITDA gains from sales of real estate. Management uses EBITDA and Adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits a view of income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

(4)	We use net operating income (NOI) as a performance measure and believe NOI provides useful information regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, including noncontrolling interest in the Partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

(5)	We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent, amortization of lease incentives, above and below market amortization on acquired leases, bad debt expense and rental cash adjustments to rental revenue recorded on a GAAP basis. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

(6)	We use funds from operations, or FFO, core funds from operations, or CFFO, and adjusted funds from operations, or AFFO, available to common shares and OP Units because we consider them to be important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO and AFFO when reporting their results. FFO, CFFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO, CFFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate normalized CFFO by removing the impacts of forecasted structured finance activities, venture investment activities, lease terminations (adjusting for associated lease termination fees and write-offs of straight-line rent and fair-value lease revenues), executive severance and non-cash financing costs. We calculate normalized core AFFO by making adjustments to normalized CFFO related to: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements and (c) leasing commissions.

Our computations may differ from the methodologies for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered alternatives to net income/(loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

We do not intend to update or otherwise revise the above financial projections to reflect circumstances existing after the date when they were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited prospective financial information are no longer appropriate.

The following supplemental disclosure is added following the third sentence in the third full paragraph on page 48 of the definitive proxy statement concerning the Opinion of Morgan Stanley:

The following table reflects the metrics for each of the selected comparable companies:

Company	Price/ 2016E FFO		Price/ 2016E AFFO		Aggregate Value/ 2016E EBITDA		Premium/ Discount to NAV (Street Consensus)	Premium/ Discount to NAV (Green Street Advisors)
Life Science Comparables
Alexandria Real Estate Equities, Inc.	16.0	x	18.7	x	19.8	x	(13.1%)	(12.1%)
Office Comparables
Kilroy Realty Corporation	19.5	x	30.1	x	21.7	x	(8.3%)	(5.3%)
Douglas Emmett, Inc.	17.4	x	21.8	x	20.1	x	(5.5%)	(7.0%)
Hudson Pacific Properties, Inc.	16.2	x	N/A		18.5	x	(13.9%)	N/A
Highwoods Properties, Inc.	12.6	x	18.2	x	15.0	x	(11.1%)	(7.0%)
Brandywine Realty Trust	8.7	x	13.2	x	11.9	x	(22.4%)	(28.1%)
Piedmont Office Realty Trust, Inc.	10.9	x	16.1	x	16.7	x	(12.8%)	(18.7%)
Corporate Office Properties Trust	10.3	x	13.3	x	15.1	x	(23.3%)	(29.3%)
Cousins Properties Incorporated	10.5	x	17.5	x	12.8	x	(23.9%)	(24.2%)
Healthcare Comparables
Health Care REIT (now known as Welltower, Inc.)	15.1	x	16.5	x	16.4	x	11.5%	5.3%
HCP, Inc.	11.9	x	13.7	x	15.4	x	9.2%	(5.1%)
Ventas, Inc.	13.3	x	14.6	x	14.5	x	(0.2%)	3.3%
Healthcare Trust of America, Inc.	15.5	x	17.1	x	18.1	x	1.6%	0.3%
Healthcare Realty Trust, Inc.	15.6	x	17.1	x	17.1	x	(4.3%)	(2.8%)

Total Mean	13.8	x	17.5	x	16.6	x	(8.3%)	(10.1%)

The following supplemental disclosure is added following the first sentence of the fourth full paragraph on page 49 of the definitive proxy statement concerning the Opinion of Morgan Stanley:

Distributable cash flows were based on management’s internal estimates of a 5% annual increase in the dividend paid by the Company.

The following supplemental disclosure is added following the fifth sentence of the fourth full paragraph on page 49 of the definitive proxy statement concerning the Opinion of Morgan Stanley:

In determining the cost of equity, Morgan Stanley utilized an estimated market risk premium selected based on its professional judgment, a predicted beta for the Company sourced from MSCI Barra and the implied yield on U.S. treasuries as an approximation for the risk free rate.

The following supplemental disclosure shall amend and restate in its entirety the second and third sentences of the first full paragraph on page 52 of the definitive proxy statement concerning the Opinion of Morgan Stanley:

In preparing this analysis, Morgan Stanley utilized the projections prepared by the management of the Company of cash net operating income from January 1, 2016 through December 31, 2021 that assumed no speculative acquisitions and development, and assumed a range of market capitalization rates at a 2021 exit of 6.0% to 6.5%.

The following supplemental disclosure is added following the first sentence of the second full paragraph on page 54 of the definitive proxy statement concerning the Opinion of Morgan Stanley:

In particular, Morgan Stanley and its affiliates have provided M&A financial advisory services, acted as sole or joint bookrunner on bond offerings, acted as sole or joint bookrunner on equity offerings and acted as sole or joint lead arranger on syndicated credit facilities for certain majority-controlled portfolio companies of Parent and its affiliates identified by Morgan Stanley and disclosed to us.

The following supplemental disclosure is added following the fourth bullet in the first full paragraph on page 57 of the definitive proxy statement concerning the Opinion of Raymond James:

The following table reflects the metrics for each of the selected comparable companies:

Company	Implied Cap Rate	Prem. / (Disc.) to Consensus NAV	Equity Value/ Sq. Ft.	Price/2015E FFO/Share		Price/2016E FFO/Share		Price/2015E AFFO/Share		Price/2016E AFFO/Share		Equity Value/2015E EBITDA
Office
Vornado Realty Trust	4.9%	(14.5%)	$680	18.6	x	17.8	x	29.5	x	28.1	x	23.7	x
Boston Properties, Inc.	4.9%	(15.8%)	$819	22.3	x	20.8	x	32.8	x	27.9	x	20.2	x
SL Green Realty Corp.	5.2%	(15.5%)	$703	17.6	x	16.4	x	29.8	x	23.1	x	24.4	x
Alexandria Real Estate Equities, Inc.	6.0%	(13.1%)	$770	16.8	x	16.0	x	20.0	x	18.7	x	21.4	x
Douglas Emmett, Inc.	5.0%	(5.5%)	$519	18.1	x	17.4	x	23.6	x	21.7	x	22.0	x
Kilroy Realty Corporation	5.4%	(8.3%)	$548	20.3	x	19.5	x	36.4	x	30.0	x	23.5	x
Paramount Group, Inc.	4.9%	(20.5%)	$861	21.0	x	21.5	x	45.9	x	40.4	x	19.1	x
Highwoods Properties, Inc.	7.0%	(11.1%)	$211	13.2	x	12.6	x	20.2	x	18.2	x	17.1	x
Columbia Property Trust	6.7%	(15.8%)	$318	12.3	x	13.2	x	20.0	x	20.7	x	16.5	x
Brandywine Realty Trust	8.0%	(22.4%)	$226	8.9	x	8.7	x	15.0	x	13.2	x	14.8	x
Piedmont Office Realty Trust Inc.	6.7%	(12.8%)	$273	11.6	x	10.9	x	16.4	x	16.1	x	14.5	x
Corporate Office Properties Trust	8.4%	(23.3%)	$260	10.8	x	10.3	x	14.1	x	13.3	x	15.0	x
Mack-Cali Realty Corporation	8.5%	(22.5%)	$180	11.2	x	11.0	x	22.8	x	23.1	x	16.0	x
Equity Commonwealth	7.2%	(11.7%)	$184	15.5	x	23.3	x	23.1	x	41.8	x	11.3	x
Parkway Properties, Inc.	6.6%	(16.4%)	$218	11.8	x	10.8	x	32.6	x	23.5	x	15.2	x
Washington Real Estate Trust	7.0%	(17.9%)	$350	15.6	x	14.7	x	18.4	x	18.7	x	16.9	x
Cousins Properties Incorporated	7.7%	(23.9%)	$254	10.9	x	10.6	x	19.0	x	17.5	x	14.0	x
Franklin Street Properties Corp.	6.7%	(19.7%)	N/A	10.2	x	10.1	x	13.3	x	14.2	x	15.4	x
Armada Hoffler Properties, Inc.	9.5%	(24.6%)	N/A	11.3	x	10.2	x	13.5	x	12.5	x	16.2	x

Healthcare
Welltower, Inc.	6.1%	11.5%	N/A	16.1	x	15.1	x	17.9	x	16.5	x	18.4	x
Ventas, Inc.	6.0%	(0.3%)	N/A	12.9	x	13.3	x	14.0	x	14.6	x	15.8	x
HCP, Inc.	6.6%	9.0%	N/A	12.2	x	11.9	x	15.0	x	13.6	x	16.4	x
Omega Healthcare Investors, Inc.	7.2%	15.9%	N/A	13.0	x	11.2	x	12.7	x	11.9	x	15.6	x
Senior Housing Properties Trust	8.8%	(30.7%)	N/A	9.3	x	9.1	x	10.2	x	10.1	x	12.7	x
Medical Properties Trust, Inc.	7.0%	(5.8%)	N/A	9.4	x	8.5	x	9.8	x	8.9	x	14.3	x
Healthcare Trust of America, Inc.	6.0%	3.9%	N/A	16.7	x	15.4	x	18.6	x	17.3	x	19.0	x
Healthcare Realty Trust, Inc.	6.5%	(3.6%)	N/A	18.2	x	15.6	x	19.1	x	17.4	x	16.2	x
National Health Investors, Inc.	5.4%	1.4%	N/A	12.7	x	12.1	x	14.4	x	13.5	x	14.9	x
New Senior Investment Group, Inc.	N/A	(42.5%)	N/A	10.0	x	7.1	x	10.2	x	7.9	x	18.1	x
Sabra Health Care REIT, Inc.	7.3%	(5.3%)	N/A	10.4	x	9.6	x	10.7	x	10.2	x	13.6	x
LTC Properties, Inc.	6.0%	20.2%	N/A	16.0	x	14.8	x	17.3	x	15.6	x	18.0	x
Physician’s Realty Trust	6.6%	(3.5%)	N/A	16.2	x	13.8	x	17.6	x	14.5	x	19.3	x
Universal Health Realty Income Trust	5.3%	0.0%	N/A	N/A		N/A		N/A		N/A		N/A
Care Trust REIT, Inc.	8.2%	(1.9%)	N/A	12.0	x	10.0	x	10.9	x	9.5	x	14.2	x

Specialty
Digital Realty Trust, Inc.	7.1%	(8.8%)	N/A	12.8	x	12.2	x	16.4	x	15.2	x	15.7	x
DuPont Fabros Technology, Inc.	9.2%	(16.4%)	N/A	11.2	x	10.4	x	10.4	x	10.2	x	13.3	x
CoreSite Realty Corp.	7.1%	3.9%	N/A	19.2	x	16.4	x	23.1	x	19.2	x	18.4	x
CyrusOne, Inc.	N/A	(7.1%)	N/A	15.9	x	13.3	x	15.9	x	13.8	x	14.1	x
QTS Realty Trust	N/A	(5.0%)	N/A	20.9	x	16.7	x	21.5	x	17.0	x	21.4	x

The following supplemental disclosure amends and restates in their entirety the first two sentences of the third full paragraph on page 60 of the definitive proxy statement concerning the Opinion of Raymond James:

Raymond James performed a net asset value (NAV) analysis by applying a range of capitalization rates of 5.5% – 6.5%, determined using a range of 0.5% above and below the Company’s weighted average capitalization rate for its entire portfolio per management estimates of 6.0%, to estimated forward cash net operating income for the next 12 months (as provided by the Company) to derive a range of gross asset values of income-producing properties (GAV) of approximately $6.6 billion to approximately $7.8 billion. Raymond James selected the mid-point capitalization rate used in this analysis after reviewing the cap rates estimated by the Company for each of the geographic areas in which the Company owns properties and used a 1.0% total range based on its professional judgment. Raymond James then adjusted GAV for the value of development and redevelopment in progress, land, joint ventures, other assets and other liabilities (including indebtedness as of June 30, 2015) to derive a range of NAVs implied for the Company of approximately $4.2 billion to approximately $5.5 billion.

Forward Looking Statements:

This report, the proxy statement and the documents that we incorporate by reference therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the mergers, the expected timing and completion of the mergers and the future business, performance and opportunities of the Company. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:

•	the ability of the Company to obtain required stockholder or regulatory approvals required to consummate the mergers;

•	the satisfaction or waiver of other conditions to closing in the merger agreement or the failure of the mergers to close for any other reason;

•	unanticipated difficulties or expenditures relating to the mergers;

•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement;

•	the outcome of other legal proceedings that may be instituted against us and others related to the mergers and the merger agreement;

•	the response of business partners, tenants and competitors to the announcement and pendency of the mergers;

•	potential difficulties in employee retention as a result of the announcement and pendency of the mergers;

•	our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by Parent of a termination fee in the amount of $460 million (which amount is guaranteed by the Sponsor), which may not be adequate to cover our damages;

•	our restricted ability to pay dividends to the holders of our common stock pursuant to the merger agreement;

•	general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate);

•	adverse economic or real estate developments in the life science industry or in our target markets, including the inability of our tenants to obtain funding to run their businesses;

•	our dependence upon significant tenants;

•	risks associated with the availability and terms of financing, including the continued availability of our unsecured line of credit, our use of debt to fund acquisitions, developments and other investments, and our ability to refinance indebtedness as it comes due;

•	general economic conditions, including downturns in foreign, domestic and local economies;

•	changes in interest rates and foreign currency exchange rates;

•	volatility in the securities markets;

•	defaults on or non-renewals of leases by tenants;

•	our inability to compete effectively;

•	increased operating costs;

•	our inability to successfully complete real estate acquisitions, developments and dispositions;

•	risks and uncertainties affecting property development and construction;

•	risks associated with tax credits, grants and other subsidies to fund development activities;

•	our failure to effectively manage our growth and expansion into new markets or to successfully integrate or operate acquired properties and companies;

•	our ownership of properties outside of the United States that subject us to different and potentially greater risks than those associated with our domestic operations;

•	risks associated with our investments in loans, including borrower defaults and potential principal losses;

•	potential liability for uninsured losses and environmental contamination;

•	reductions in asset valuations and related impairment charges;

•	the loss of services of one or more of our executive officers;

•	our failure to qualify or continue to qualify as a REIT;

•	our failure to maintain our investment grade credit ratings or a downgrade in our investment grade corporate credit ratings from one or more of the rating agencies;

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements;

•	the effects of earthquakes and other natural disasters;

•	lack of or insufficient amounts of insurance;

•	risks associated with security breaches and other disruptions to our information technology networks and related systems; and

•	changes in real estate, tax, environmental, zoning and other laws and increases in real property tax rates.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, as updated by our future filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016	BIOMED REALTY TRUST, INC.

	By:	/s/ Greg N. Lubushkin
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P.

By: BioMed Realty Trust, Inc.
Its General Partner

	By:	/s/ Greg N. Lubushkin
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer